As filed with the Securities and Exchange Commission on May 17, 2005

Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PNM Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Mexico	85-0468296
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Alvarado Square, Albuquerque, New Mexico 87158
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated
Omnibus Performance Equity Plan
(Full Title of the Plan)

John R. Loyack
Senior Vice President and Chief Financial Officer
Alvarado Square
Albuquerque, New Mexico 87158
 (Name and Address of Agent For Service)

(505) 241-2700
(Telephone Number, Including Area Code, of Agent for Service)

With copy to:
Jeffrey E. Beck
Snell & Wilmer L.L.P.
400 East Van Buren Street
Phoenix, Arizona 85004-0001
(602) 382-6000

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (no par value)	4,500,000	$27.19	$122,355,000	$14,401

(1)   Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the closing price of the Registrant's shares of Common Stock on May 13, 2005.

(2)   In the event of a stock split, stock dividend, or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(3)   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of securities to be offered or sold to the employee benefit plan described herein.

This Registration Statement relates to Form S-8 Registration Statement No. 333-76288, filed on January 4, 2002, pursuant to which the Registrant registered 3,750,000 shares of common stock for issuance under the PNM Resources, Inc. Omnibus Performance Equity Plan (the "Plan") (as adjusted to reflect an increase resulting from a 3-for-2 stock split effective June 11, 2004).

The contents of that registration statement are incorporated by reference herein pursuant to General Instruction E to Form S-8. This Registration Statement relates to the amendment of the Plan. The Plan has been amended to (i) increase the number of shares of common stock authorized to be issued thereunder from 3,750,000 shares to 8,250,000 shares, (ii) permit nonemployee directors to participate in the Plan, (iii) extend the term of the Plan from December 2010 until December 31, 2015 and (iv) make changes to facilitate compliance with Section 409A of the Internal Revenue Code of 1986, as amended.  The previously paid filing fees associated with the referenced securities under the registration statement are $16,861.45.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following opinions and consents are filed with this Registration Statement.

Exhibit Number	Description	Page or Method of Filing

4.1	PNM Resources, Inc. Amended and Restated Omnibus Performance Equity Plan	Filed herewith
15	Letter regarding Unaudited Interim Financial Information	Filed herewith
23	Consent of Independent Registered Public Accounting Firm	Filed herewith
24	Power of Attorney	See Signature Page

An opinion of counsel as to the valid issuance of the securities being registered under this registration statement is not required because the securities will not be original issuance securities.  If that situation should change, an appropriate opinion of counsel will be filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, PNM Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on May 17, 2005.

PNM RESOURCES, INC.

By: /s/ Jeffry E. Sterba
       Jeffry E. Sterba
       Chairman, President and
       Chief Executive Officer

POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jeffry E. Sterba, John R. Loyack, and Thomas G. Sategna, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffry E. Sterba	Chairman, President and Chief Executive Officer; Director (Principal Executive Officer)	May 17, 2005
Jeffry E. Sterba
/s/ John R. Loyack	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 17, 2005
John R. Loyack
/s/ Thomas G. Sategna	Vice President and Corporate Controller (Principal Accounting Officer)	May 17, 2005
Thomas G. Sategna
/s/ Adelmo E. Archuleta	Director	May 17, 2005
Adelmo E. Archuleta
/s/ Robert G. Armstrong	Director	May 17, 2005
Robert G. Armstrong
/s/ Julie A. Dobson	Director	May 17, 2005
Julie A. Dobson
/s/ Charles E. McMahen	Director	May 17, 2005
Charles E. McMahen
/s/ Manuel T. Pacheco	Director	May 17, 2005
Manuel T. Pacheco

Signature	Title	Date
/s/ Robert M. Price	Director	May 17, 2005
Robert M. Price
/s/ Bonnie S. Reitz	Director	May 17, 2005
Bonnie S. Reitz
/s/ Joan B. Woodard	Director	May 17, 2005
Joan B. Woodard

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other person who administers the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on May 17, 2005.

PNM RESOURCES, INC. AMENDED AND RESTATED OMNIBUS PERFORMANCE EQUITY PLAN

By:      /s/   Bonnie S. Reitz
           Bonnie S. Reitz
           Chairperson of the Human Resources and
           Compensation Committee

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing

4.1	PNM Resources, Inc. Amended and Restated Omnibus Performance Equity Plan	Filed herewith
15	Letter regarding Unaudited Interim Financial Information	Filed herewith
23	Consent of Independent Registered Public Accounting Firm	Filed herewith
24	Powers of Attorney	See Signature Page

An opinion of counsel as to the valid issuance of the securities being registered under this registration statement is not required because the securities will not be original issuance securities.  If that situation should change, an appropriate opinion of counsel will be filed.